UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 15, 2014

Image Sensing Systems, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-26056	41-1519168
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota	55104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (651) 603-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)      On December 15, 2014, Kris B. Tufto was replaced as the President and Chief Executive Officer of Image Sensing Systems, Inc. (the “Company”). On December 16, 2014, he resigned as a director of the Company.

(c)      Effective on December 15, 2014, the Company’s Board of Directors appointed Dale E. Parker as the Company’s interim President and Chief Executive Office. Mr. Parker, age 63, has served as the Chief Operating Officer, Chief Financial Officer and Treasurer of the Company since June 2013 and as a director since August 2012. He will continue to serve in these capacities. Mr. Parker has served on the Board of Directors of Consolidated Communications Holdings, Inc. (“Consolidated Communications”) since October 16, 2014, when the acquisition by Consolidated Communications of Enventis Corporation, formerly Hickory Tech Corporation (“Enventis”), was completed. He was a director of Enventis from 2006 until October 26, 2014 and served as Chair of the Enventis board from January 2011 to May 2013. From 2011 to 2012, he served as interim Chief Financial Officer (CFO) for Ener1, Inc., an energy storage technology company that develops lithium-ion-powered storage solutions for application in the electric utility, transportation and industrial electronics markets. In 2010, Mr. Parker worked as CFO of Neenah Enterprises, Inc., an independent foundry. From 2009 to 2010, Mr. Parker was the Vice President of Finance for Paper Works, a producer of coated recycled paper board. Mr. Parker is a Certified Public Accountant and holds an MBA.

(e)      Mr. Parker’s compensation is described in Item 5.02(e) of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 20, 2014 and Item 5.02(e) of the Company’s Current Report on Form 8-K filed with the SEC on April 25, 2014, and those descriptions are hereby incorporated herein by reference.

On December 16, 2014, Mr. Tufto signed and delivered to the Company a release agreement (the “Release”), the terms of which are substantially the same as the terms of Appendix B to Mr. Tufto’s Amended and Restated Employment Agreement dated as of April 23, 2014 (the “Employment Agreement”). The Employment Agreement, including Appendix B, was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on May 12, 2014. The Employment Agreement and Release provide that the Company is paying to Mr. Tufto severance in the total amount of $300,000.00, which is equal to 12 months’ continuation of his base salary, which is payable over 12 months. The Release contains releases by Mr. Tufto of claims he may have against the Company. Mr. Tufto may revoke the Release with respect to potential age-related claims within the seven-day period after December 16, 2014 and with respect to potential claims under the Minnesota Human Rights Act with the 15-day period after December 16, 2014. If Mr. Tufto revokes the Release, he gives up any right to the severance payment.

The foregoing description of the Employment Agreement, including the Release, is qualified in its entirety by reference to the Employment Agreement, which is hereby incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, which was filed with the Securities and Exchange Commission on May 12, 2014, and by reference to the Release, a copy of which is filed as an exhibit to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(c)      Exhibits. The following documents are hereby filed as exhibits to this Current Report on Form 8-K:

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Exhibit No.

10.1     Amended and Restated Employment Agreement dated as of April 23, 2014 between the Company and Kris B. Tufto (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014).

10.2     Release dated as of December 16, 2014 between the Company and Kris B. Tufto.

10.3     Amended and Restated Employment Agreement dated as of April 22, 2014 between the Company and Dale E. Parker (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014).

99.1     Press Release dated December 16, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Image Sensing Systems, Inc.

Date: December 16, 2014
	By	/s/ Dale E. Parker
Chief Executive Officer and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

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Exhibit Index

Exhibit No.

10.2   Release dated as of December 16, 2014 between the Company and Kris B. Tufto.

99.1   Press Release dated December 16, 2014.

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